AMENDMENT NO. 1
                                     to the
                          FUND PARTICIPATION AGREEMENT


     AMENDMENT, dated as of January 5, 2001, to the Fund Participation Agreement dated as of May 1, 2000 (the "Agreement"), by and between Deutsche Asset Management VIT Funds ("Trust"), Bankers Trust Company ("Adviser") and Columbus Life Insurance Company ("Life Company").

     WHEREAS, Trust, Life Company and Adviser wish to revise Appendices A and B to the Agreement;

     NOW, THEREFORE, in accordance with Section 10.9 of the Agreement, Trust, Life Company and Adviser hereby agree as follows:

          1. Appendix A to the Agreement is hereby amended, and restated in its entirety, by the Appendix A attached to this Amendment.

          2. Appendix B to the Agreement is hereby amended, and restated in its entirety, by the Appendix B attached to this Amendment.

     Except as expressly set forth above, all other terms and provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

DEUTSCHE ASSET MANAGEMENT                      COLUMBUS LIFE
VIT FUNDS                                      INSURANCE COMPANY


By:__________________________                  By:______________________________
Name:                                          Name: Mark A. Wilkerson
Title:                                         Title:  Senior Vice President


BANKERS TRUST COMPANY


By: _________________________
Name:
Title:

                                   Appendix A
                                     to the
    Participation Agreement by and among Deutsche Asset Management VIT Funds,
           Bankers Trust Company and Columbus Life Insurance Company

                       (Revised effective January 5, 2001)


List of Portfolios:

Deutsche VIT EAFE(R) Equity Index
Deutsche VIT Equity 500 Index
Deutsche VIT Small Cap Index

                                   Appendix B
                                     to the
    Participation Agreement by and among Deutsche Asset Management VIT Funds,
           Bankers Trust Company and Columbus Life Insurance Company

                       (Revised effective January 5, 2001)


List of variable separate accounts:

Columbus Life Insurance Company Separate Account 1 (established 1999)